EXHIBIT 99.1

Datameg Launches QoVox Corporation

QoVox leverages NECI’s technology to deliver a suite of integrated tools and services for VoIP service management

BOSTON, MA, August 8, 2005 – Datameg Corporation (OTC BB:DTMG.OB) today announced that its wholly owned subsidiary, North Electric Company, Inc., changed its name to QoVox Corporation (www.qovox.com) to better reflect its core business of helping service providers assure the quality of Voice over Internet Protocol (VoIP) and other next generation IP-based services. This announcement is another in a series of milestones marking Datameg’s aggressive moves to create a top flight organization and build-out and deliver an integrated suite of tools and services for VoIP service management for service providers worldwide.

QoVox’s mission is to become a leading provider of network monitoring and fault isolation tools and services for next generation networks and services. QoVox aims to partner with leading communications technology companies to deliver a broad suite of integrated systems and services for verifying connectivity, measuring voice quality and isolating and diagnosing network problems. QoVox’s solutions will help service providers achieve and maintain optimal levels of service performance, increasing customer satisfaction and loyalty and operating the networks and services more efficiently.

“VoIP must be delivered with the reliable quality that end-users have grown to expect with traditional circuit-switched telephony. Therefore, network performance monitoring for voice quality is a key enabler of next-generation network services, such as VoIP. QoVox provides tools and services to measure voice quality that helps service providers attract and retain customers,” said Mark McGrath, Datameg’s president and chief executive officer. “Service providers need to know about voice services degradations and failures before they occur, and isolate problems before they become an issue for paying customers. QoVox has the products and service to meet that challenge.”

QoVox’s Active Voice Quality Test System enables service providers to perform network-wide fault identification, fault isolation and voice quality service assurance. The QoVox solution suite performs routine and consistent voice quality and availability sampling by seamlessly interacting with a variety of voice network interfaces present in disparate voice networks. QoVox’s Active Voice Quality Test System supports up to four types of test interfaces to keep costs down with maximum flexibility, and can be placed at switch sites, gateway sites or customer locations. Platform test interfaces include SS7 trunks, CAS trunks, PRI ISDN, POTS lines, SIP telephones and IP data circuits.

About QoVox

QoVox Corporation is pioneering the development of network monitoring and fault isolation tools and services for next generation network services. QoVox’s solutions include network-wide fault identification, fault isolation and voice quality assurance products and services. With QoVox, service providers can deliver new applications, such as VoIP, with the reliability and quality that end-users have grown to expect from traditional circuit-switched telephony. QoVox is a wholly-owned subsidiary of Datameg Corporation and is headquartered in Raleigh, North Carolina. For more information, please visit www.qovox.com.

About Datameg

Datameg Corporation (OTC BB:DTMG.OB) is a development stage technology company focused on supplying products and related services that support critical network performance requirements in the rapidly converging voice, data and video communications industry. Specifically, through Datameg’s wholly owned subsidiary QoVox Corp., the company designs, develops and offers network-wide fault identification, fault isolation and voice quality assurance products and critical real-time network health and performance monitoring services for both providers and end-users of Internet telephony, now commonly referred to as Voice over Internet Protocol (VoIP). The VoIP industry critically depends on the ability to deliver voice service over the Internet infrastructure with the high quality that end-users have grown to expect with traditional telephony services. The company believes network monitoring for voice quality is a vital function for the successful commercial future of IP telephony.

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Certain statements contained herein are forward looking. These forward looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. Many factors could cause actual results to differ significantly from these statements, including our history of operating losses, our need for additional financing, a failure of our products to perform as expected, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of our products, and changes in the VoIP industry. These risks, uncertainties and assumptions are detailed in documents filed by us with the Securities and Exchange Commission.

Contact:

Constantine Theodoropulos

Boston Communications

617.619.9801

ctheo@bcww.com

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